Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/3A, of Inventius Inc, of our report dated February 16, 2009 on our audit of the financial statements of Inventius Inc as of January 31, 2009, and the related statements of operations, stockholders' equity and cash flows from inception December 3, 2008 through January 31, 2009, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
April 28, 2009





  6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501